Exhibit 3.3

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “CENTRAL ASSET REVIEW, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE NINTH DAY OF APRIL, A.D. 2012, AT 5:53 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “CENTRAL ASSET REVIEW, LLC”.

Jeffrey W. Bullock, Secretary of State
5136939 8100H	AUTHENTICATION: 0939585
131368106	DATE: 12-03-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 05:56 PM 04/09/2012 FILED 05:53 PM 04/09/2012 SRV 120410127 – 5136939 FILE

CERTIFICATE OF FORMATION

OF

CENTRAL ASSET REVIEW, LLC

This Certificate of Formation of CENTRAL ASSET REVIEW, LLC (the Company”), dated as of April 9th, 2012, is being duly executed and filed by H. Marc Helm, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST. The name of the limited liability company formed is CENTRAL ASSET REVIEW, LLC.

SECOND. The address of the registered office of the Company in the State of Delaware is 1679 S. Dupont Hwy., Suite 100, in the City of Dover, County of Kent, 19901.

THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware are Registered Agent Solutions, Inc., 1679 S. Dupont Hwy, Suite 100, in the City of Dover, County of Kent, 19901.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ H. Marc Helm
Name:	H. Marc Helm
Authorized Person